PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 1 of 13

Exhibit 99.1

Contact:	Media Contact:
Andrew W. Hobson	Stephanie Pillersdorf /Brooke Morganstein
Univision Communications Inc.	Sard Verbinnen & Co
201-287-4306	212-687-8080

UNIVISION ANNOUNCES 2007 THIRD QUARTER RESULTS

Net Revenue Excluding World Cup Incremental Revenue Increases 9.8%1

Adjusted Operating Income Before Depreciation and Amortization2 Increases 7.8%

Univision Network Ranks as #3 Network in the Country in Third Quarter

With Larger 18-34 Audience than CBS and ABC

Univision Radio Ranked #1 Among All Adults 18-34 in Eight Major Markets

Including Los Angeles and Chicago

NEW YORK, NY, November 6, 2007 – Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the third quarter ended September 30, 2007. For the third quarter, net revenue increased 9.8%1 to $529.1 million from $481.9 million in the third quarter of 2006, excluding 2006 FIFA World Cup estimated incremental net revenues of $24.7 million. Including World Cup incremental revenue in 2006, net revenue increased 4.4% and adjusted operating income before depreciation and amortization2 increased 7.8% to $220.5 million in 2007 from $204.5 million in 2006. Prior to the completion of the merger on March 29, 2007, the Company decided to sell the Company’s music recording and publishing businesses. As a result, the music division results of operations, assets and liabilities are reported as a discontinued operation for all periods presented and are not included in the above results.

Joe Uva, Chief Executive Officer, said, “I am extremely pleased that Univision has continued the positive momentum of last quarter, producing third quarter operational and financial results that demonstrate strengthened fundamentals and, combined with last quarter’s gains, solidify our platform for future growth across all of our core businesses. During the quarter, the Univision Network ranked as the #3 broadcast network in the country in primetime for the entire quarter, with a young adult audience larger than CBS, ABC and CW. Univision Radio has sustained very strong revenue growth, while Univision.com continued to grow in strides, underscoring its position as the #1 Internet destination among Hispanics.”

[1]

The percentage increase in net revenue is calculated using 2007 actual net revenue of $529.1 million and 2006 net revenue of $481.9 million adjusted to exclude the impact of estimated World Cup incremental net revenue in 2006 of $24.7 million.

[2]

Operating income before depreciation and amortization (“OIBDA”) is presented on an adjusted basis consistent with the definitions in our Bank Credit Agreement. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 2 of 13

Uva continued, “Importantly, Univision’s commitment to inform and educate our Hispanic audience about the issues that matter most to them remains an integral part of our mission. This quarter, Univision debuted “Al Punto,” a Sunday morning talk program devoted to getting to the heart of the news events and issues that are most relevant to Hispanic viewers. Univision also made history by presenting the first ever Presidential Candidate Forum designed specifically for Hispanic-Americans, which created a direct line of communication between the candidates and the Hispanic electorate. The Democratic forum out delivered every previous English-language debate among Adults 18-49, highlighting the increasing importance and power of the Hispanic community in the U.S. and the pivotal role it will play in shaping our country’s future.”

Andrew W. Hobson, Senior Executive Vice President and Chief Financial Officer, said, “Univision’s third quarter net revenue growth of 9.8%, excluding World Cup incremental revenue, demonstrates the momentum we are seeing in our businesses. I am pleased our OIBDA growth continues to accelerate and that each core division of our business continues to outperform their respective industries.”

The following tables set forth the Company’s unaudited financial performance for the three months and nine months ended September 30, 2007 and 2006 by segment:

	Three Months Ended September 30,
	Net Revenues		Operating Income Before Depreciation and Amortization[3]
Unaudited In millions	2007	2006	Adjusted 2007	Adjusted 2006
Television	$406.7	$394.2	$171.5	$159.8
Radio	110.8	103.2	44.8	42.4
Internet	11.6	9.2	4.2	2.3

Consolidated	$529.1	$506.6	$220.5	$204.5

	Nine Months Ended September 30,
	Net Revenues		Operating Income Before Depreciation and Amortization[3]
Unaudited In millions	2007	2006	Adjusted 2007	Adjusted 2006
Television	$1,181.3	$1,206.3	$483.5	$465.7
Radio	314.8	280.0	122.4	105.5
Internet	32.5	26.5	9.1	5.6

Consolidated	$1,528.6	$1,512.8	$615.0	$576.8

[3]

OIBDA is presented on an adjusted basis consistent with the definitions in our Bank Credit Agreement. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 3 of 13

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the third quarter 2007, as measured by Nielsen’s National Television Index (NTI):

Total U.S. Primetime Network Audience

3rd Quarter 2007

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	1,399	2,879
2	NBC	1,183	2,777
3	UNIVISION	1,025	1,775
4	ABC	926	2,294
5	CBS	906	2,653
6	CW	523	991
7	TBS	509	949
8	MTV	501	643
9	USA	501	1,134
10	ESPN	499	1,042

Source: Nielsen Media Research, NTI, 7/2/07-9/30/07 Live+SD data.

Primetime defined as M-Sa 8-11p, Su 7-11p.

*	By Adults 18-34

The Univision Network out delivered CBS, ABC and the CW to rank as the #3 network in the country in primetime among all Adults 18-34, as measured by Nielsen’s NTI, in the third quarter of 2007. Among all Adults 18-49, Univision maintained its ranking as the #5 network in the country, out delivering the CW. In the third quarter, Univision delivered more young adult viewers than ABC, CBS, NBC or FOX on 84% of the nights of the quarter. In addition, Univision was the #1 network for the entire night 26 times – nearly 30% of the nights in the third quarter – among all Adults 18-34 in any language.

Univision’s broadcast of its historic “Destino 2008 Democratic Presidential Candidate Forum” out delivered every previous English-language debate by more than 40% among Adults 18-49, and attracted viewers a generation younger than the average viewer of all of the English-language networks’ debates, with a median age viewer of 37. Additionally, Univision and its sister network TeleFutura broadcast the Copa América soccer tournament during the quarter, reaching an audience of nearly 35 million viewers and showing double and triple-digit audience increases over the last Copa América tournament in 2004.

Locally, during the 2007 third quarter, Univision stations were ranked as the #1 station in any language in primetime among all Adults 18-34 in Los Angeles, Miami, Houston, Dallas, San Francisco, Phoenix and Fresno and among all Adults 18-49 in Los Angeles, Miami, Houston, Dallas and Fresno. In total day, Univision stations were ranked as the #1 station in any language in Los Angeles, New York (tie), Miami, Houston, Dallas, San Francisco, Phoenix, Sacramento, Fresno and Austin among all Adults 18-34 and in Los Angeles, Miami, Houston, Dallas, Phoenix and Fresno among all Adults 18-49.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 4 of 13

TeleFutura Network

In the 2007 third quarter, TeleFutura saw significant audience increases over the same quarter last year in nearly all major day parts among key demographics. The Network increased its Adult 18-34 audience 43%, its Adult 18-49 audience 40% and its Total Viewer 2+ audience 37% in primetime over last year. In total day, TeleFutura increased its viewership 29% among Adults 18-34, 24% among Adults 18-49 and 18% among Total Viewers 2+ compared to the 2006 third quarter. During the quarter, TeleFutura was the #2 Spanish-language network, behind only Univision, in early morning, late fringe and weekend daytime among Adults 18-34 and Adults 18-49. During the quarter, TeleFutura, along with its sister network Univision, were the youngest broadcast networks in the country in primetime, with both networks having an estimated median age of 33.

Locally, during the 2007 third quarter, TeleFutura stations were ranked as the #2 Spanish-language stations in primetime among all Adults 18-34 in Los Angeles, Chicago, Houston (tie), Sacramento, Fresno, Austin (tie) and Bakersfield and among all Adults 18-49 in Los Angeles, Chicago, Sacramento, Fresno (tie) and Austin (tie). In total day, TeleFutura stations were ranked as the #2 Spanish-language station among all Adults 18-34 in Los Angeles, Houston (tie), Chicago, Dallas (tie), San Antonio (tie), San Francisco (tie), Sacramento, Fresno and Bakersfield (tie) and among all Adults 18-49 in Los Angeles, Houston, Chicago (tie), Dallas (tie), San Antonio (tie), San Francisco (tie), Sacramento, Fresno and Bakersfield.

Galavisión Network

The Galavisión Network delivered its strongest ever third quarter performance in total day and primetime, achieving audience increases of 9% in total day and 4% in primetime among Adults 18-49 compared to third quarter last year. Galavisión remained the #1 Spanish-language cable network among U.S. Hispanics during the quarter, attracting more than double the combined Adult 18-49 audience of the other individually rated Spanish-language cable networks in total day and primetime. Additionally, Galavisión out delivered broadcast network Azteca America in total day by 37% and primetime by 30% among Adults 18-49.

RADIO HIGHLIGHTS

Univision Radio’s net revenue grew 7% in the third quarter of 2007. In the Arbitron Summer 2007 book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth among Adults 18-34 and Adults 25-54 in key markets. In Los Angeles, Univision Radio maintained its leadership position with KLVE and KSCA ranking as the #1 and #2 stations in the market among all Adults 25-54 (Hispanic and Non-Hispanic), respectively. Univision Radio’s New York station cluster posted notable audience share increases of 43% among Adults 18-34 and 55% among Adults 25-54 compared to the Summer 2006 book. In addition, Univision Radio’s WAMR in Miami ranked as the #2 station in the market among Adults 25-54 (Hispanic and non-Hispanic). In Chicago, cluster shares increased 38% and 19% among adults 18-34 and 25-54, respectively, compared to Summer 2006, with WOJO soaring to #1 among all Adults 18-34 (Hispanic and non-Hispanic) in the market.

INTERNET HIGHLIGHTS

Univision Online achieved another quarter of growth, increasing page impressions by 7.8% and unique visits by 33% compared to the third quarter last year. In addition, video streams increased 91% compared to a year ago, driven by streamlined usage features and the launch of the site’s new video portal.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 5 of 13

OPTIMIZE OUR PORTFOLIO OF ASSETS

We intend to focus our portfolio of assets on advertising-driven businesses in our core markets. Accordingly, we intend to sell certain non-core assets, including our music publishing and recording businesses and potentially a portfolio of non-core radio and television stations and excess real estate.

CONFERENCE CALL

Univision will review its quarter-end financial results in a conference call with the investment community on Wednesday, November 7, 2007, at 11:00 a.m. ET/8:00 a.m. PT. To participate in the conference call, please dial (800) 795-1259 fifteen minutes prior to the start of the call. The call transcript will also be available on www.univision.net and the replay will be available beginning at 2:00 p.m. ET Wednesday, November 7, 2007, through Wednesday, November 14, 2007. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 5448024.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 99% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 89% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 62 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 70 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; Univision Music Group, which includes Univision Records, Fonovisa Records, La Calle Records and Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S., and a non-voting 14.8% interest in Entravision Communications Corporation, a public Spanish-language media company. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

For more information, please visit www.univision.net.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	failure to service our debt;

•	risks associated with cancellations, reductions or postponements of advertising;

•	lack of audience acceptance of our content;

•	our reliance on Televisa for a significant amount of our network programming and our pending litigation with Televisa;

•	the dependence of our programming and music businesses on popular acceptance;

•	geographic concentration of the U.S. Hispanic population;

•	piracy of our programming and other content;

•	our ability to respond to rapid changes in technology;

•	changes in U.S. communications laws or other regulations;

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 6 of 13

•	our failure to reach agreement with cable operators on acceptable “retransmission consent terms” or new laws or regulations that eliminate or limit the scope of “must carry” rights;

•	vigorous enforcement or enhancement of Federal Communications Commission, or FCC, indecency and other program content rules;

•	our inability to realize the full value of our significant goodwill;

•	our inability to realize anticipated cost savings;

•	our inability to implement and upgrade effectively our accounting and operations support systems;

•	our dependence on the performance of our senior executives;

•	the control of our Company by the Buyers following consummation of the merger in March 2007;

•	our inability to recover payments under protest and license fee overcharges;

•	our inability to receive incremental amount of estimated rate increases from a satellite television provider; and

•	unanticipated interruption of our broadcasting for any reason, including natural disasters and acts of terrorism.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO NET (LOSS) INCOME

The Company uses the key indicator of adjusted operating income before depreciation and amortization (“OIBDA”) primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. OIBDA, which is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on an adjusted basis consistent with the definition in our Bank Credit Agreement to exclude certain expenses as defined on pages 7 through 9.

OIBDA is not, and should not be used as, an indicator of or alternative to operating income or net (loss) income as reflected in the consolidated financial statements. It is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Since the definition of OIBDA may vary among companies and industries it should not be used as a measure of performance among companies.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 7 of 13

The tables below set forth a reconciliation of OIBDA to operating income for each segment and consolidated net income (loss), which are the most directly comparable GAAP financial measures.

	Three Months Ended September 30, 2007
Unaudited In millions	Consolidated	Television	Radio	Internet
OIBDA	$220.5	$171.5	$44.8	$4.2
Depreciation and amortization	41.2	36.7	2.4	2.1
Merger related expenses	0.8	1.4	(0.6)	—
Management fee	4.4	4.4	—	—
Share-based compensation expense	0.8	0.9	(0.1)	—
Televisa litigation costs and payments under protest and other license fee overcharges	4.7	4.7	—	—
Cost reduction plan	0.7	—	0.7	—
Business optimization expenses	0.7	0.7	—	—
Finance transformation expense	1.3	1.2	—	0.1

Operating income	$165.9	$121.5	$42.4	$2.0

Unaudited In millions	Three Months Ended September 30, 2007
Operating income	$165.9
Other (income) expense:
Interest expense, net	193.7
Amortization of deferred financing costs	9.6
Stock dividend	(0.2)
Equity income in unconsolidated subsidiaries and other	(0.7)

Loss before income taxes	(36.5)
Benefit for income taxes	(11.2)

Loss from continuing operations	(25.3)
Loss from discontinued operation, net of income tax	(1.5)

Net loss	$(26.8)

	Three Months Ended September 30, 2006
Unaudited In millions	Consolidated	Television	Radio	Internet
OIBDA	$204.5	$159.8	$42.4	$2.3
Depreciation and amortization	21.3	17.3	3.5	0.5
Shared-based compensation	3.1	2.2	0.8	0.1
Televisa litigation costs and payments under protest and other license fee overcharges	3.0	3.0	—	—
Merger related expenses	3.8	3.7	0.1	—

Operating income	$173.3	$133.6	$38.0	$1.7

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 8 of 13

Unaudited In millions	Three Months Ended September 30, 2006
Operating income	$173.3
Other (income) expense:
Interest expense, net	22.1
Amortization of deferred financing costs	0.6
Stock dividend	(0.5)
Equity income in unconsolidated subsidiaries and other	(0.6)
Gain on sale of Entravision stock	(0.2)

Income before income taxes	151.9
Provision for income taxes	62.6

Income from continuing operations	89.3
Loss from discontinued operation, net of income tax	(1.1)

Net income	$88.2

	Nine Months Ended September 30, 2007[4]
Unaudited In millions	Consolidated	Television	Radio	Internet
OIBDA	$615.0	$483.5	$122.4	$9.1
Depreciation and amortization	102.1	89.7	7.9	4.5
Merger related expenses	149.2	143.5	5.7	—
Management fee	9.4	9.4	—	—
Share-based compensation expense	7.1	5.8	1.1	0.2
Televisa litigation costs and payments under protest and other license fee overcharges	17.9	17.9	—	—
Voluntary contribution per FCC consent decree	24.0	24.0	—	—
Cost reduction plan	0.7	—	0.7	—
Business optimization expense	0.7	0.7	—	—
Finance transformation expense	5.9	5.9	—	—

Operating income	$298.0	$186.6	$107.0	$4.4

Unaudited In millions	Nine Months Ended September 30, 2007[4]
Operating income	$298.0
Other (income) expense:
Interest expense, net	412.1
Amortization of deferred financing costs	23.4
Stock dividend	(0.8)
Equity income in unconsolidated subsidiaries and other	(2.2)
Loss on extinguishment of debt	1.7

Loss before income taxes	(136.2)
Benefit for income taxes	(25.9)

Loss from continuing operations	(110.3)
Loss from discontinued operation, net of income tax	(3.1)

Net loss	$(113.4)

[4]

The Company’s combined results for the nine months ended September 30, 2007 represent the sum of the amounts for the three months ended March 31, 2007 and six months ended September 30, 2007, which is a combination of two bases of accounting.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 9 of 13

	Nine Months Ended September 30, 2006
Unaudited In millions	Consolidated	Television	Radio	Internet
OIBDA	$576.8	$465.7	$105.5	$5.6
Depreciation and amortization	62.5	51.5	9.4	1.6
Shared-based compensation	9.2	6.4	2.6	0.2
Televisa litigation costs and payments under protest and other license fee overcharges	13.2	13.2	—	—
Asset impairment charge	1.6	—	1.6	—
Merger related expenses	11.2	11.1	0.1	—

Operating income	$479.1	$383.5	$91.8	$3.8

Unaudited In millions	Nine Months Ended September 30, 2006
Operating income	$479.1
Other (income) expense:
Interest expense, net	70.6
Amortization of deferred financing costs	2.0
Stock dividend	(1.4)
Equity income in unconsolidated subsidiaries and other	(1.7)
Gain on sale of Entravision stock	(1.4)

Income before income taxes	411.0
Provision for income taxes	159.8

Income from continuing operations	251.2
Loss from discontinued operation, net of income tax	(1.7)

Net income	$249.5

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 10 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$123.3	$103.5
Accounts receivable, net	451.6	426.6
Program rights	25.3	27.3
Income taxes receivable	96.8	—
Deferred tax assets	24.2	12.4
Prepaid expenses and other	24.5	36.1
Current assets held for sale	49.7	58.0

Total current assets	795.4	663.9
Property and equipment, net	678.9	590.4
Intangible assets, net	7,098.5	4,298.2
Goodwill	7,148.2	2,002.8
Deferred financing costs, net	269.0	5.5
Program rights	14.8	17.4
Investments in equity method investees	46.9	50.2
Investments in cost method investees	179.3	161.4
Other assets	55.3	19.1
Non-current assets held for sale	364.0	357.5

Total assets	$16,650.3	$8,166.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$177.1	$156.5
Income taxes payable	—	8.1
Accrued interest	118.8	22.4
Accrued license fees	20.7	17.9
Program rights obligations	15.4	15.7
Current portion of long-term debt and capital lease obligations	204.9	202.3
Current liabilities held for sale	53.0	60.7

Total current liabilities	589.9	483.6
Long-term debt	9,766.9	922.2
Capital lease obligations	44.3	47.4
Program rights obligations	11.6	13.9
Deferred tax liabilities	2,216.0	1,084.6
Other long-term liabilities	121.4	53.5
Non-current liabilities held for sale	13.0	(0.3)

Total liabilities	12,763.1	2,604.9

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized in 2007 and 1,040,000,000 shares authorized in 2006; 1,000 shares issued and outstanding in 2007 and 309,943,277 shares issued and 309,533,633 shares outstanding in 2006	—	3.1
Paid-in-capital	3,966.2	4,268.9
Retained (deficit) earnings	(46.4)	1,305.7
Accumulated other comprehensive loss	(32.6)	(1.7)
Treasury stock, at cost, 409,644 shares in 2006	—	(14.5)

Total stockholders’ equity	3,887.2	5,561.5

Total liabilities and stockholders’ equity	$16,650.3	$8,166.4

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 11 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited and in millions)

	Three Months Ended September 30,
	2007	2006
Net revenues	$529.1	$506.6

Direct operating expenses (excluding depreciation and amortization)	177.8	172.9
Selling, general and administrative expenses (excluding depreciation and amortization)	143.4	135.3
Merger related expenses	0.8	3.8
Depreciation and amortization	41.2	21.3

Operating expenses	363.2	333.3

Operating income	165.9	173.3
Other expenses (income):
Interest expense, net	193.7	22.1
Amortization of deferred financing costs	9.6	0.6
Stock dividend	(0.2)	(0.5)
Equity income in unconsolidated subsidiaries and other	(0.7)	(0.6)
Gain on sale of Entravision stock	—	(0.2)

(Loss) income from continuing operations before income taxes	(36.5)	151.9
(Benefit) provision for income taxes	(11.2)	62.6

(Loss) income from continuing operations	(25.3)	89.3
Loss from discontinued operation, net of income taxes	(1.5)	(1.1)

Net (loss) income	(26.8)	88.2
Unrealized loss on hedging activities, net of income taxes	(59.4)	—
Unrealized loss on investment, net of income taxes	(1.0)	—
Currency translation adjustment, net of income taxes	—	0.2

Comprehensive (loss) income	$(87.2)	$88.4

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 12 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited and in millions)

	Six Months Ended September 30, 2007	Three Months Ended March 31, 2007	Nine Months Ended September 30, 2006
Net revenues	$1,091.3	$437.3	$1,512.8

Direct operating expenses (excluding depreciation and amortization)	348.9	160.6	554.2
Selling, general and administrative expenses (excluding depreciation and amortization)	301.7	144.1	405.8
Merger related expenses	5.0	144.2	11.2
Voluntary contribution per FCC consent decree	—	24.0	—
Depreciation and amortization	82.0	20.1	62.5

Operating expenses	737.6	493.0	1,033.7

Operating income (loss)	353.7	(55.7)	479.1
Other expenses (income):
Interest expense, net	394.3	17.9	70.6
Loss on extinguishment of debt	—	1.6	—
Amortization of deferred financing costs	22.9	0.5	2.0
Stock dividend	(0.4)	(0.5)	(1.4)
Equity income in unconsolidated subsidiaries and other	(1.5)	(0.7)	(1.7)
Gain on sale of Entravision stock	—	—	(1.4)

(Loss) income from continuing operations before income taxes	(61.6)	(74.5)	411.0
(Benefit) provision for income taxes	(19.9)	(5.9)	159.8

(Loss) income from continuing operations	(41.7)	(68.6)	251.2
(Loss) income from discontinued operation, net of income tax	(4.7)	1.6	(1.7)

Net (loss) income	(46.4)	(67.0)	249.5
Unrealized loss on hedging activities, net of income taxes	(31.6)	—	—
Unrealized loss on investment, net of income taxes	(1.0)	—	—
Currency translation adjustment, net of income taxes	—	1.7	(1.7)

Comprehensive income (loss)	$(79.0)	$(65.3)	$247.8

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 13 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in millions)

	Six Months Ended September 30, 2007	Three Months Ended March 31, 2007	Nine Months Ended September 30, 2006
Cash flows from operating activities:
Net (loss) income	$(46.4)	$(67.0)	$249.5
(Loss) income from discontinued operation	(4.7)	1.6	(1.7)

(Loss) income from continuing operations	(41.7)	(68.6)	251.2
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
Depreciation	39.8	19.5	60.3
Amortization of intangible assets and deferred financing costs	65.2	1.2	4.2
Deferred income taxes	16.8	20.5	40.9
Share-based compensation	2.3	36.5	9.2
Earnings distribution from equity investments	3.8	—	2.1
Other non-cash items	0.3	0.9	(3.2)
Changes in assets and liabilities:
Accounts receivable, net	(87.6)	62.6	(41.0)
Program rights	(0.1)	4.7	8.8
Deferred tax assets	—	—	(6.7)
Prepaid expenses and other	(4.8)	(23.4)	36.9
Accounts payable and accrued liabilities	(27.7)	91.4	(10.7)
Income taxes payable	(37.4)	(30.0)	27.4
Accrued interest	102.6	(6.2)	(6.2)
Accrued license fees	1.4	1.5	(2.7)
Program rights obligations	(1.3)	(1.2)	(3.9)
Other, net	(4.1)	8.5	(0.2)

Net cash provided by operating activities from continuing operations	27.5	117.9	366.4
Net cash (used in) provided by operating activities from discontinued operation	(6.3)	3.1	(35.6)

Net cash provided by operating activities	21.2	121.0	330.8

Cash flows from investing activities:
Acquisition of radio stations	—	—	(11.9)
Capital expenditures	(32.5)	(15.6)	(61.6)
Proceeds from sale of Entravision stock	—	—	52.7
Proceeds from sale of investment	19.6	—	—
Other, net	0.1	(0.3)	(0.6)

Net cash used in investing activities from continuing operations	(12.8)	(15.9)	(21.4)
Net cash used in investing activities from discontinued operation	—	(0.4)	(5.2)

Net cash used in investing activities	(12.8)	(16.3)	(26.6)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	9,080.0	375.0
Payment for share-based awards	(180.1)	—	—
Capital contribution	14.6	3,957.0	—
Purchase of merger equity	—	(12,240.7)	—
Repayment of long-term debt	(2.4)	(261.2)	(587.0)
Purchases of treasury shares	—	(2.6)	—
Proceeds from stock options exercised	—	16.8	40.5
Income tax benefit from share-based awards	—	3.8	20.0
Deferred financing costs	(0.8)	(329.4)	(1.4)
Merger related acquisition cost	(36.7)	(111.6)	—

Net cash (used in) provided by financing activities from continuing operations	(205.4)	112.1	(152.9)
Net cash provided by (used in) financing activities from discontinued operation	—	—	—

Net cash (used in) provided by financing activities	(205.4)	112.1	(152.9)

Net (decrease) increase in cash	(197.0)	216.8	151.3
Cash and cash equivalents, beginning of period	320.3	103.5	99.4

Cash and cash equivalents, end of period	$123.3	$320.3	$250.7

Supplemental disclosure of cash flow information:
Interest paid	$309.4	$22.3	$45.6

Income taxes paid	$4.7	$0.7	$78.2